                                                                      EXHIBIT 11

             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES

        WEIGHTED AVERAGE NUMBER OF SHARES AND EARNINGS USED IN PER SHARE
                                   COMPUTATION
                        (DOLLARS AND SHARES IN THOUSANDS)


                                                              THREE MONTHS ENDED         NINE MONTHS ENDED
                                                                 SEPTEMBER 30,             SEPTEMBER 30,
                                                             --------------------      --------------------
                                                               2001        2000          2001        2000
                                                             --------    --------      --------    --------

The weighted average number of shares of
  Common Stock were as follows...........................     90,000       90,000        90,000      90,000
                                                             ========    ========      ========    ========

Income used in the computation of earnings per share were as follows:


                                                              THREE MONTHS ENDED         NINE MONTHS ENDED
                                                                 SEPTEMBER 30,             SEPTEMBER 30,
                                                             --------------------      --------------------
CONSOLIDATED                                                   2001        2000          2001        2000
                                                             --------    --------      --------    --------

Net earnings ............................................    $ 31,946    $ 27,669        85,866    $ 75,933

Dividends paid on preferred stocks ......................        (130)       (130)         (390)       (390)
                                                             --------    --------      --------    --------
Income used in per share computation of earnings........     $ 31,816    $ 27,539        85,476    $ 75,543
                                                             ========    ========      ========    ========
Basic and fully dilutive earnings per share .............    $   0.35    $   0.31          0.95    $   0.84
                                                             ========    ========      ========    ========
